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                              State of Florida


                                  [LOGO]


                            Department of State




         I certify that the attached is a true and correct copy of the Articles of Incorporation of WALDEN WOODS OF SUGARMILL SALES, INC., a corporation organized under the Laws of the State of Florida, filed on May 28, 1985, as shown by the records of this office.


         The charter number of this corporation is H58875.






                                            Given under my hand and the
                                         Great Seal of the State of Florida,
                                        at Tallahassee, the Capital, this the
                                                 28th day of May, 1985.



                                                   /s/ George Firestone
     [SEAL]                                          George Firestone
                                                    Secretary of State


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                         ARTICLES OF INCORPORATION
                                   OF
                  WALDEN WOODS OF SUGARMILL SALES, INC.

     The undersigned incorporator to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation for profit under the laws of the State of Florida.

                           ARTICLE I - NAME

     WALDEN WOODS OF SUGARMILL SALES, INC. shall be the name of this corporation.

                     ARTICLE II - NATURE OF BUSINESS

     The general character of nature of the business to be transacted by this corporation is: The corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                       ARTICLE III - CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have on hand at any time is 6,000 shares of common stock having a par value of $1.00. The authorized capital stock may be paid for in cash, services or other property at a just value to be fixed by the board of directors of the corporation at any regular or special meeting of the same.

                   ARTICLE IV - ADDRESS AND RESIDENT AGENT

     The street address of the initial registered office of the corporation is: 4 BELLEVIEW BLVD., BELLEAIR, FLORIDA 33516, and the name of the initial registered agent of the corporation at that address is: ROBERT MILLER. ROBERT MILLER having been so named to accept said service of process, said registered agent hereby accepts said designation to act in said capacity and agrees to comply with the provisions of the Florida Statutes relating to keeping open said office and so accepts by signing the Articles of Incorporation hereunder.

                             ARTICLE V - DIRECTORS

     The corporation shall have no less than one director nor more than nine(9). The number may be increased or decreased as may be authorized by the By-Laws of this corporation. The number of directors constituting the initial Board of Directors shall be one.

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               ARTICLE VI - INITIAL DIRECTORS AND INCORPORATORS

                   DIRECTORS                      ADDRESS
                 -------------                    -------
                 ROBERT MILLER              4 BELLEVIEW BLVD.
                                         BELLEAIR, FLORIDA 33516

                 INCORPORATORS                    ADDRESS
                 -------------                    -------
                 ROBERT MILLER              4 BELLEVIEW BLVD.
                                         BELLEAIR, FLORIDA 33516

     IN WITNESS WHEREOF, I, the undersigned, have set my hand and seal to the foregoing Articles of Incorporation for WALDEN WOODS OF SUGARMILL SALES, INC. and acknowledged the same under the laws of the State of Florida, this
21st day of May, 1985.
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                                        /s/ Robert Miller
                                        -------------------------------------
                                        ROBERT MILLER, Incorporator
                                        and Registered Agent

STATE OF FLORIDA
COUNTY OF PINELLAS

     Before me, the undersigned authority, personally appeared ROBERT MILLER, as Incorporator and Registered Agent, to me well known and known to me to be the person described in and who executed the foregoing Articles Articles of Incorporation an who acknowledged before me that he signed the same for the purposes therein expressed.

     SWORN TO AND SUBSCRIBED this 21st day of May, 1985, at Clearwater,
                                  ----        ---           ----------
Pinellas County, State of Florida.
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My Commission Expires:                   /s/ [ILLEGIBLE]
NOTARY PUBLIC STATE OF FLORIDA          -------------------------------------
MY COMMISSION EXP. NOV. 27, 1988        NOTARY PUBLIC, State of Florida
BONDED THRU GENERAL INS. UND.